Exhibit (a)(iii) under Form N-1A
                                             Exhibit 3(i) under Item 601/Reg S-K

                               TOWER MUTUAL FUNDS

                                 Amendment No. 8
                                       to
                              DECLARATION OF TRUST
                               dated April 8, 1988


Effective:  November 1, 1998

      THIS Declaration of Trust is amended as follows:

      Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

Section 1. Name.
      This Trust shall be known as Hibernia Funds.

      Strike section (b) of Section 2 of Article I from the Declaration of Trust and substitute in its place the following:

      (b)  The "Trust" refers to Hibernia Funds.

      Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5.  Establishment and Designation of Series or
Class.  Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as::

            Hibernia Capital Appreciation Fund - Class A Shares,
Hibernia Capital Appreciation Fund - Class B Shares,
            Hibernia Cash Reserve Fund - Class A Shares,
            Hibernia Cash Reserve Fund - Class B Shares,
            Hibernia Louisiana Municipal Income Fund,
            Hibernia Mid Cap Equity Fund - Class A Shares,
            Hibernia Mid Cap Equity Fund - Class B Shares,
            Hibernia Total Return Bond Fund,
            Hibernia U.S. Government Income Fund; and
            Hibernia U.S. Treasury Money Market Fund.

      Strike Section 9 of Article XII from the Declaration of Trust and substitute in its place the following:

      Section 9.  Use of Name.
      The Trust acknowledges that Hibernia Corporation has reserved the right to grant the non-exclusive use of the name "Hibernia Funds" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or any other business enterprise, and to withdraw from the Trust or one or more Series or Classes any right to the use of the name "Hibernia Funds."

      The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 15th day of September, 1998.

      WITNESS the due execution hereof this 15th day of September, 1998.


/s/ Robert L. diBenedetto           /s/ Edward C. Gonzales
Robert L. diBenedetto               Edward C. Gonzales

/s/ James A. Gayle, Sr.             /s/ J. Gordon Reische
James A. Gayle, Sr.                 J. Gordon Reische

                              HIBERNIA FUNDS

                             Amendment No. 9
                                  to the
                           DECLARATION OF TRUST

                           Dated April 8, 1988


      THIS Declaration of Trust is amended as follows:

A. Strike the first sentence of Section 5 of Article XII from the Declaration of Trust and substitute in its place the following:

            Section 5.  Offices of the Trust, Filing of
            Copies, Headings, Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which, initially, shall be c/o Donnelly, Conroy & Gelhaar, 73 Tremont Street, Boston, Massachusetts 02108, and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

      The undersigned, President and Secretary, hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees by Unanimous Consent on the 28th day of January, 2000.

      WITNESS the due execution hereof this 29th day of January, 2000.


/s/ Edward C. Gonzales              /s/ Peter J. Germain
Edward C. Gonzales, President       Peter J. Germain, Secretary

                              HIBERNIA FUNDS

                             Amendment No. 10
                                    to
                           DECLARATION OF TRUST
                           dated April 8, 1988

THIS Declaration of Trust is amended as follows:

      Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5.  Establishment and Designation of Series or
Class.  Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:

        Hibernia Capital Appreciation Fund - Class A Shares Hibernia Capital Appreciation Fund - Class B Shares,
            Hibernia Cash Reserve Fund - Class A Shares
            Hibernia Cash Reserve Fund - Class B Shares
     Hibernia Louisiana Municipal Income Fund - Class A Shares Hibernia Louisiana Municipal Income Fund - Class B Shares
           Hibernia Mid Cap Equity Fund - Class A Shares
           Hibernia Mid Cap Equity Fund - Class B Shares
                  Hibernia Total Return Bond Fund
             Hibernia U.S. Government Income Fund, and
             Hibernia U.S. Treasury Money Market Fund.

      The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 10th day of September, 2001.

      WITNESS the due execution hereof this 10th day of September, 2001.


/s/ Robert L. diBenedetto           /s/ Edward C. Gonzales
Robert L. diBenedetto               Edward C. Gonzales

/s/ J. Gordon Reische               /s/ Arthur Rhew Dooley, Jr.
J. Gordon Reische                   Arthur Rhew Dooley, Jr.

/s/ Teri Grayson Fontenot           /s/ Joe N. Averett, Jr.
Teri Grayson Fontenot               Joe N. Averett, Jr.